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                                                                    EXHIBIT 10.4

                             SECURED PROMISSORY NOTE


$3,840,000.00 + Additional Advances                      San Diego, California
                                                                 July 31, 1997


           FOR VALUE RECEIVED, SCIENCE PARK CENTER LLC, a California limited liability company ("Borrower"), promises to pay, in lawful money of the United States of America, to the order of NEUROCRINE BIOSCIENCES, INC., a Delaware corporation ("Lender"), at 3050 Science Park Road, San Diego, California 92121, or at such other place as Lender may designate in writing from time to time, the principal sum of Three Million Eight Hundred Forty Thousand Dollars ($3,840,000.00) or so much thereof as shall be from time to time disbursed hereunder, plus such additional advances as may be made pursuant to the terms of the Loan Agreement (as defined below), with interest on the disbursed but unpaid principal balance payable at the rate and in the manner provided below (the "Loan"). This Secured Promissory Note (this "Note") is the promissory note referred to in the Construction Loan Agreement of even date herewith between Lender and Borrower (the "Loan Agreement") and is subject to the terms of the Loan Agreement and is entitled to the benefits of the security interests and collateral described therein. Initially capitalized terms used in this Note without definition have the meanings given them in the Loan Agreement.

           1. Interest. Interest shall accrue on the disbursed but unpaid principal balances hereof from the date of disbursement until paid at the rate of eight and one-quarter percent (8.25%) per annum. Interest for a portion of any month shall be calculated on the basis of the actual number of days in the period for which the calculation is being made.

           2. Repayment. Interest accrued on outstanding principal hereunder from the date hereof through and including the Term Commencement Date (as defined below) shall be added to principal on the Term Commencement Date, at which time the total outstanding principal, with interest thereon calculated pursuant to Section 1 above, shall be amortized over a ten (10) year period and principal and interest shall be payable in equal monthly installments beginning on the Term Commencement Date and thereafter on the first day of each succeeding calendar month and continuing until the Maturity Date (defined below) at which time the entire unpaid principal balance hereunder, together with all accrued but unpaid interest thereon, and all other sums owing under the other Loan Documents, shall be due and payable in full. The Term Commencement Date is the date defined in the Lease as the Term Commencement Date. The Maturity Date is the date which is the tenth (10th) anniversary of the Term Commencement Date. Each payment shall be credited first to the payment of any late charges or costs due hereunder, then to the payment of any interest then due and the remainder shall be credited to principal.

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           3. Adjustment to Repayment. Lender and Borrower acknowledge that the monthly installments of Basic Annual Rent (as defined in the Lease) to be paid by Lender (the "Monthly Rent"), as tenant, to Borrower, as landlord, under the Lease during an initial period of approximately three (3) years (the ?Shortfall Period?) following the Term Commencement Date will not, in all likelihood, be enough to fund Borrower's monthly payment obligation with respect to (i) the Permanent Loan, (ii) the Loan, (iii) fees Borrower is obligated to pay to Nexus Properties, Inc., a California corporation, pursuant to Section 8.3 of Borrower's Operating Agreement (the "Nexus Fees"), and (iv) disbursements to Nexus Properties, Inc. pursuant to Sections 7.2(i) and (ii) of Borrower's Operating Agreement ("Nexus Disbursements"). Therefore, notwithstanding the provisions of Section 2 above, Lender and Borrower agree that the minimum monthly payment due hereunder for each month during the Shortfall Period, shall be the lesser of (i) the regularly scheduled payment of principal and interest as calculated pursuant to Section 2 above (the "Scheduled Monthly Installment"), or (ii) the balance of the Monthly Rent less (a) that month's regularly scheduled installment under the Permanent Loan, (b) that month's regularly scheduled payment of the Nexus Fees, and (c) accrued and unpaid payments of the Nexus Disbursements. After such the Shortfall Period, Borrower shall be obligated to pay the Scheduled Monthly Installment each month during the balance of the scheduled term of this Note (subject to reamortization as provided herein). After the Shortfall Period, Lender shall have the right, at its election, to reamortize the total outstanding principal hereunder, with accrued but unpaid interest thereon calculated pursuant to Section 1 above, over the remainder of the scheduled term of this Note and Borrower shall repay the indebtedness evidenced by this Note pursuant to such reamortization. The provisions of this Section 3 are not intended as a waiver by Lender of repayment of any principal disbursed hereunder, any interest thereon or any other sums which may be due hereunder or under the terms of the other Loan Documents. The adjusted repayment schedule for principal and interest hereunder during the Shortfall Period the first year of the term of this Note commencing on the Term Commencement Date shall not affect Borrower's obligations to timely pay any other costs or expenses in full which may be due pursuant to the terms of this Note or the other Loan Documents.

           4. Prepayment. Borrower shall not prepay outstanding principal or other sums due under this Note at any time prior to the full reconveyance of the Tokai Deed of Trust unless Borrower has received Lender's prior written approval of such prepayment. Such approval may be given or withheld by Lender in Lender's sole and absolute discretion. If such approval is given, it shall apply only to the specific prepayment identified in Lender's written approval. After the full reconveyance of the Tokai Deed of Trust, the outstanding principal balance of this Note may be prepaid in whole or in part by Borrower, without premium or penalty. Lender shall not be obligated to reamortize the repayment schedule for this Note pursuant to any prepayment unless Lender, in its sole and absolute discretion, elects to do so.


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           5.  Security.  This Note is secured by the following:

                     5.1 That certain Construction Deed of Trust, Assignment of Rents and Leases, Security Agreement and
Fixture Filing executed by Borrower and naming Lender as beneficiary, delivered by Borrower concurrently herewith the ("Deed of Trust") which, as of the date hereof, shall be second in priority to the Tokai Deed of Trust;

                     5.2 Financing Statement(s) covering the chattels, fixtures, equipment and general intangibles installed or used in connection with the Project; and

                     5.3 That certain Assignment of Contracts, Licenses, Permits, Agreements, Warranties, Plans and Specifications executed by Borrower in favor of Lender, delivered by Borrower concurrently herewith (the "Assignment").

           6.  Default.

                     6.1 Events of Default. The occurrence of any one or more of the following shall be an event of default Under this Note ("Event of Default"):

                               6.1.1      Borrower's  failure to make any
payment promptly when due of principal and/or interest, or any other sums due under any one or more of (a) the Loan Agreement, (b) this Note, (c) the Deed of Trust, (d) the Assignment, (e) the other Loan Documents, or (f) any other document or instrument executed by Borrower securing payment of, or otherwise in any way in connection with, this Note (which includes the documents referred to in Section 6.1.1.);

                               6.1.2      The failure of Borrower to perform
any of its obligations or to make any payments promptly when due of principal, interest, or other sums due under any one or more of the Tokai Loan Documents or any loan documents executed by Borrower in connection with the Tokai Loan and/or the Permanent Loan or any other documents or instruments executed by Borrower with, or in favor of, any other construction lender for any loan obtained by Borrower in connection with the Project (collectively, with all of the documents and instruments referenced in Section 6.1.1 above, the "Documents");

                               6.1.3      An event of default under any one or
more of the Documents;

                               6.1.4      An event of default by Borrower under
the Lease; or

                               6.1.5      The occurrence or non-occurrence of
an event described in Section 4.2 of the Lease which would entitle Lender to terminate the Lease pursuant to said Section 4.2.


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                     6.2       Remedies.  Upon an Event of Default, then in
addition to any other rights or remedies available to Lender, Lender may, at its option, declare the entire outstanding principal balance hereunder and accrued but unpaid interest hereunder, and all other amounts and/or payments due hereunder, and/or under the other Loan Documents, immediately due and payable notwithstanding any stated maturity date therefor and such amounts shall then be immediately due and payable. If an Event of Default occurs, and Lender elects to accelerate the Loan, or in the event that this Note is not paid in full on the Maturity Date, interest thereafter on the unpaid principal balance, accrued interest and costs incurred shall be payable at the rate set forth in
Section 1 above plus five percent (5%) per annum. If an Event of Default occurs, Lender may also pursue any other rights or remedies provided hereunder, in any of the other Loan Documents or conferred upon Lender at law or in equity. Borrower agrees that acceptance by Lender of any performance which does not strictly comply with the terms of this Note shall not be deemed to be a waiver of any of Lender's rights hereunder.

                     6.3 Late Payment. Borrower recognizes that any default in making any payments when due herein will result in Lender incurring additional expense in servicing the Loan not contemplated hereunder, the exact amount of which will be extremely difficult to ascertain. Such expense will include, but not be limited to, processing and accounting charges, in addition to the loss to Lender of the use of money due, and in frustration to Lender in meeting its other commitments. Borrower agrees that if for any reason it fails to make any payments required herein, including the amount due at the Maturity Date, within fifteen (15) days after the due date, Lender shall be entitled to damages for the detriment caused thereby, the extent of which damages are extremely difficult and impractical to ascertain. Borrower therefor agrees that a sum equal to five percent (5%) of such delinquent payment is a reasonable estimate of such damages and Borrower agrees to pay such sum upon demand by Lender. Acceptance of such late charge by Lender shall in no event constitute a waiver of Borrower's default with respect to such overdue amount nor prevent the Lender from exercising any of the other rights and remedies granted hereunder. The acceptance by Lender of any payment under this Note after the date that such payment is due shall not constitute a waiver of the right to require prompt payment when due of any succeeding payments or to declare a default as herein provided for any failure to so pay. Acceptance by Lender of the payment of a portion of any installment at any time that such installment is due and payable in its entirety shall neither cure nor excuse the default caused by failure to pay the whole of such installment and shall not constitute a waiver of Lender's right to require full payment when due of all future or succeeding installments.

           7. Restrictions on Transfer or Encumbrance; Acceleration. The Deed of Trust provides in part:

           "Neither the Trust Estate nor any part thereof or interest therein shall be encumbered, sold (including sale by contract or installment sale), conveyed, or otherwise transferred either by Trustor or by operation of law, without




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           Beneficiary's prior written consent, nor without Beneficiary's prior written consent shall there be any change in the ownership of any stock in a corporate Trustor, in the ownership of any general partnership interest in any general or limited partnership Trustor, in the ownership of any membership interest in a limited liability company or in the ownership of any beneficial interests in any other Trustor which is not a natural person or persons. Any such action without Beneficiary's prior written consent shall constitute an event of default hereunder and shall be deemed to increase the risk to Beneficiary, and Beneficiary may, at its option, declare all sums secured hereby immediately due and payable notwithstanding any stated maturity date therefor or may, in its sole and absolute discretion, consent to such change in title, occupancy or ownership."

           8. Collection Expenses. Borrower shall reimburse Lender on demand for all reasonable and necessary attorneys' fees and other costs and expenses incurred in collecting or enforcing this Note and protecting or realizing on any collateral, together with interest at the default rate provided in Section 6.2 above. Without limitation, such fees and costs shall include attorneys' and other fees, costs and expenses incurred with or without suit and in any appeal, any proceedings, bankruptcy action, state receivership, and any post-judgment collection proceedings.

           9. Waivers. Borrower waives diligence, presentment and demand for payment, notice of dishonor, protest and notice of protest.

           10. Governing Law. This Note shall be construed, enforced and otherwise governed by the laws of the internal State of California.

           11. Binding Effect. This Note shall bind the successors and assigns of Borrower and all endorsers hereto and shall inure to the benefit of Lender, and Lender's successors and assigns. This Note may not be modified except by written agreement signed by both Lender and Borrower.

           12. Notices. Any notice to Borrower under this Note shall be to Borrower's address in the Loan Agreement and shall be deemed received as set forth therein.

           13. Maximum Interest Rate. In no event shall the interest rate on this Note be higher than the maximum rate permitted by applicable law, if any. All agreements between Borrower and Lender herein are expressly limited so that in no event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under the applicable usury law. If, from any circumstances whatsoever, fulfillment of any provision hereof or any other agreement relating to this Note, shall involve


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transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable thereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance, Lender shall ever receive as interest an amount in excess of such maximum interest rate, if any, such amount shall be refunded to Borrower. This provision shall control every other provision of all agreements between Borrower and Lender.


           14. Severability. The invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Note shall not affect the remaining portions of this Note or any part thereof, and the same shall be construed as if such invalid covenants, phrases, clauses, sentences or paragraphs, if any had not been inserted herein.

           15. Time of Essence. Time is of the essence herein.

           16. Authority. Each person signing this document on behalf of Borrower warrants that such person is duly authorized to sign and deliver this Note on behalf of Borrower and that this Note is binding on Borrower in accordance with its terms.

                            BORROWER:

                            SCIENCE PARK CENTER LLC
                            A California Limited Liability Company

                            By Nexus Properties, Inc.
                            A California Corporation
                            Manager


                            By:        /s/ MICHAEL J. REIDY
                                      ----------------------------
                                      Michael J. Reidy
                                      Chief Executive Officer

                            By Neurocrine Biosciences, Inc.
                            A Delaware Corporation
                            Manager


                            By:        /s/ PAUL W. HAWRAN
                                      ----------------------------
                                       Paul W. Hawran
                                       Senior Vice President



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